Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Appoints Frances M. Vallejo to its Board of Directors

HOUSTON, TEXAS – February 1, 2021 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) announced today that Frances M. Vallejo has been appointed to serve on the Board of Directors of its general partner.

Ms. Vallejo brings more than 30 years of experience in energy and finance. From 1987 to 2016, Ms. Vallejo held numerous leadership positions at ConocoPhillips (NYSE:COP), one of the world’s largest independent exploration and production companies, including vice president of corporate planning and development, and vice president and treasurer. She also held other geophysical, commercial and finance roles during this period. She served as a member of the Board of Trustees of Colorado School of Mines from 2010 until 2016 and is currently a member of the Colorado School of Mines Foundation Board of Governors. Ms. Vallejo holds a Bachelor of Science in mineral engineering mathematics from Colorado School of Mines and a Masters of Business Administration from Rice University, where she was named a Jones Scholar. Ms. Vallejo also serves on the board of directors of Cimarex Energy Co. (NYSE:XEC) where she is a member of the Audit Committee, the Nominating and Corporate Governance Committee and provides board oversight of the company’s approach to sustainability.

“We are very pleased that Frances Vallejo has agreed to join the board of Crestwood and add her considerable industry experience to help drive Crestwood’s long-term financial and sustainability strategies,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “She’s an exceptional leader whose breadth of knowledge in the finance and energy markets will be invaluable to Crestwood as we look to expand our midstream business portfolio and enhance our commitment to being a leader in ESG/Sustainability. Frances will also serve as an excellent mentor for Crestwood employees who value her business acumen, diverse outlook and leadership style.”

With the appointment of Ms. Vallejo, the Crestwood Board of Directors consists of nine members, six of whom are independent. Ms. Vallejo will serve on the Audit, Finance and Sustainability Committees.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. Visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

-more-

NEWS RELEASE

Forward Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Crestwood’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners

LP Investor Contacts

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations, ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Vice President, Sustainability and Corporate Communications

###